SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
January 12, 2009
NATIONAL HEALTH INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-10822	62-1470956
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
750-B South Church Street
Murfreesboro, TN 37130
(Address of principal executive offices)
(615) 890-9100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
National Health Investors, Inc. (NHI) has received notice that on December 30, 2008, Care Foundation of America, Inc. (“CFA”), an NHI borrower, filed for Chapter 11 bankruptcy in the United States District Court for the Middle District of Tennessee (Case No. 08-12367). On January 2, 2009, CFA filed an adversary proceeding complaint against NHI in the bankruptcy case. NHI had previously disclosed that CFA had threatened to file such a lawsuit.
As previously disclosed, NHI sold to CFA, a Tennessee not-for-profit corporation, six Florida nursing homes on January 1, 2000. NHI had purchased the homes from the Chapter 11 bankruptcy trustee for York Hannover Nursing Centers, Inc., which had previously acquired the homes for $33.6 million. NHI financed 100% of CFA’s $32.7 million purchase price with a note originally due July 31, 2001. CFA and NHI have agreed to extend the maturity date of CFA’s debt several times over the years, with the most recent extension making the balance due December 31, 2008. The current balance of the debt is approximately $23.2 million.
The Florida homes have been leased to a third party that has operated the homes over the nine years since CFA acquired them. CFA has successfully made its monthly debt payments through 2008 and recently indicated that it believes the homes are worth substantially more than the $32.7 million purchase price, and far more than the balance of CFA’s debt. CFA’s bankruptcy filings indicate that CFA has almost no debt, other than the loan from NHI, and that its assets are estimated to be worth between $50 million and $100 million. NHI believes the six Florida homes are CFAs only assets.
CFA’s complaint alleges that NHI exercised total dominion and control over CFA’s board of directors from 1999 until sometime in 2008 and that NHI used that control to cause CFA to buy and finance the six Florida homes on terms that were not fair to CFA. CFA also alleges that these transactions constituted “excess benefit transactions” as defined in Section 4958 of the Internal Revenue Code.
As part of its complaint, CFA seeks a declaratory judgment and asserts claims for breach of fiduciary duty, fraud, conversion, and unjust enrichment. CFA claims that it has sustained compensatory and punitive damages in excess of $25 million.
NHI adamantly denies CFA’s claims and intends to vigorously defend against CFA’s complaint.
NHI contends, among other things, that CFA has never been under the control and dominion of NHI and that the terms on which CFA acquired and financed the homes were both commercially reasonable and fair to CFA. NHI has consistently worked with CFA over the years, as shown by the various extensions of CFA’s note, and was seeking to resolve its current dispute with CFA at the time CFA filed for bankruptcy.
NHI has also been served with a Civil Investigative Demand by the Office of the Tennessee Attorney General, which has indicated that it is investigating transactions between NHI and three not-for-profit corporations, including CFA. At this time, NHI does not know whether the Tennessee Attorney General’s office will commence any legal proceedings or, if so, what relief would be sought.
An unfavorable outcome in the litigation with CFA or in any IRS proceeding that could arise from CFA’s claims could have a material adverse effect on NHI.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

	By:	/s/ W. Andrew Adams

	Name:	W. Andrew Adams

	Title:	President and CEO

Date: January 12, 2009